December 13, 2001

Dr. Martin Weinstein
111 Sheffield Drive
San Antonio, TX 78218

Dear Marty:

Reference is made to the Employment Agreement dated as of October 1, 1991 between Chromalloy Gas Turbine Corporation and you (the "Employment Agreement"), as amended by Agreement dated as of June 1, 1993, as further amended by letter agreement dated as of February 23, 1995, as further amended by Agreement dated as of June 1, 1996, and as further amended by letter agreement dated as of March 1, 1999 (the Employment Agreement, as so amended, is hereinafter referred to as the "Agreement"). Paragraph 1(a) of the Agreement is hereby further modified to change the expiration date to December 31, 2004. The foregoing is expressly subject to the provisions of Paragraphs 3 and 4 of the Agreement.

Except as set forth above, this letter shall not amend or affect your Agreement; said Agreement, as hereby amended, shall remain in full force and effect. If the above is in accordance with your understanding, please sign the enclosed duplicate of this letter and return it to the undersigned. Upon our receipt of such fully executed copy, this shall constitute a binding agreement between us.

CHROMALLOY GAS TURBINE CORPORATION

By:_________________________________
Norman E. Alexander, Director

By:_________________________________
Stuart Z. Krinsly, Vice President

AGREED TO AND ACCEPTED:

By:___________________________Date:___________
Martin Weinstein